CONFIDENTIAL TREATMENT REQUESTED



                           SUPPLY AGREEMENT


                 AGREEMENT dated as of October 1, 1994
                        between ACF INDUSTRIES,
            INCORPORATED, a New Jersey corporation ("ACF"),
               and AMERICAN RAILCAR INDUSTRIES,
                    a Missouri corporation
                               ("ARI").

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                           TABLE OF CONTENTS


1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Term and Renewal . . . . . . . . . . . . . . . . . . . . . . .  4

3.   Purchase and Sale of Products. . . . . . . . . . . . . . . . .  4
     (a)  Purchase and Sale . . . . . . . . . . . . . . . . . . . .  4
     (b)  Third Parties . . . . . . . . . . . . . . . . . . . . . .  4
     (c)  Sub-Suppliers . . . . . . . . . . . . . . . . . . . . . .  5
     (d)  Forecasts . . . . . . . . . . . . . . . . . . . . . . . .  5
     (e)  Adjustments . . . . . . . . . . . . . . . . . . . . . . .  6
     (f)  Changes to Binding Forecasts and Binding Adjustments. . .  6

4.   Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

5.   Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     (a) Prices; Changes in Price . . . . . . . . . . . . . . . . .  7
     (b)  Invoices. . . . . . . . . . . . . . . . . . . . . . . . .  8
     (c)  Favorable Terms . . . . . . . . . . . . . . . . . . . . .  8

6.   Representations and Warranties . . . . . . . . . . . . . . . .  8

7.   Quality Control. . . . . . . . . . . . . . . . . . . . . . . . 10
     (a)  Covenants of ARI. . . . . . . . . . . . . . . . . . . . . 10
     (b)  Access to Facilities. . . . . . . . . . . . . . . . . . . 10
     (c)  Changes in Manufacturing. . . . . . . . . . . . . . . . . 10
     (d)  Changes in Specifications . . . . . . . . . . . . . . . . 10

8.   Events of Default; Remedies. . . . . . . . . . . . . . . . . . 10
     (a)  Events of Default . . . . . . . . . . . . . . . . . . . . 10
     (b)  Remedies Upon Default . . . . . . . . . . . . . . . . . . 12
     (c)  Other Remedies of ACF . . . . . . . . . . . . . . . . . . 12
     (d)  Remedies Cumulative . . . . . . . . . . . . . . . . . . . 12

9.   Records and Inspection . . . . . . . . . . . . . . . . . . . . 13

10.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 13

11.  Trade Names and Trademarks . . . . . . . . . . . . . . . . . . 15

12.  Conflict in Terms. . . . . . . . . . . . . . . . . . . . . . . 15

13.  Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . 15

14.  Entire Agreement; Modification and Waiver. . . . . . . . . . . 15

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15.  Communications . . . . . . . . . . . . . . . . . . . . . . . . 16

16.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 17

17.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 17

18.  Headings and Terms . . . . . . . . . . . . . . . . . . . . . . 18

19.  Disjunctive. . . . . . . . . . . . . . . . . . . . . . . . . . 18

20.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . 18

21.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 18

22.  Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

EXHIBIT A
EXHIBIT B
EXHIBIT C

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                           SUPPLY AGREEMENT


          AGREEMENT ("Agreement") dated as of October 1, 1994 (the "Effective Date") between ACF Industries, Incorporated, a New Jersey corporation having its principal offices in Earth City, Missouri ("ACF") and American Railcar Industries, a Missouri corporation having its principal offices in Earth City, Missouri ("ARI").

                         W I T N E S S E T H :

          WHEREAS, pursuant to an Asset Transfer Agreement of even date herewith among ACF, ARI and Carl C. Icahn (the "Asset Transfer Agreement"), ACF has agreed to transfer to ARI certain assets and liabilities, as more fully described therein;

          WHEREAS, in connection with the transfer of such assets to ARI, ACF desires to retain ARI to manufacture and to sell to ACF certain products to be used by ACF, and ARI desires to accept such engagement, all in accordance with the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

          1. Definitions. As used herein, the following terms shall have the following meanings:

          "AAR" means the Association of American Railroads and any successor thereto.

          "ACF Cost" of any Product means the average cost to ACF of manufacturing such Product during the nine (9) month period ending on the Effective Date, taking into account: (i) the costs incurred by ACF during such period for raw materials and direct labor necessary in the manufacture of such Product during such period; and (ii) the portion of the aggregate indirect labor and general overhead expenses incurred by ACF during such period that is allocable to the manufacture of such Product during such period.

          "Adjustment" has the meaning set forth in Section 3(e).

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          "Applicable Gross Profit Percentage", in respect of each
Product, means a percentage calculated in accordance with Exhibit A hereto.

          "Binding Adjustment" has the meaning set forth in Section
3(f).

          "Binding Forecast" has the meaning set forth in Section
3(f).

          "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York are authorized or permitted to be closed.

          "Change of Law" means any change in applicable federal, state or local laws, rules or regulations.

          "DOL" means the United States Department of Labor.

          "DOT" means the United States Department of Transportation.

          "Estimated Cost" of a unit of any Product in respect of any Forecast Period means the amount obtained by dividing: (a) the sum, as reasonably estimated in advance by ARI in good faith, of (i) the costs to be incurred by ARI during such period for raw materials and direct labor necessary in the manufacture during such period of the volume of such Product specified by ACF in the Forecast for such period, and (ii) the portion of the aggregate indirect labor and general overhead expenses to be incurred by ARI during such period that is allocable to the manufacture during such period of such volume; by (b) the number of units of such Product specified by ACF in such Forecast.

          "Event of Default" has the meaning set forth in Section
8(a).

          "First Forecast" has the meaning set forth in Section 3(d).

          "First Period" means the period commencing on the Effective Date and ending on December 31, 1994.

          "Forecast Period", when used with respect to the First
Period, means such First Period, and otherwise means each calendar year thereafter during the term of this Agreement.

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          "Forecasts" has the meaning set forth in Section 3(d).

          "ICC" means the United States Interstate Commerce
Commission.

          "License Agreement" means that certain agreement of even date herewith by and between the parties hereto, relating to the license by ACF to ARI of certain intellectual property.

          "Licensed Information" has the meaning ascribed to it in the License Agreement.

          "Market Price" for any Product at any time means the then-prevailing price, net of freight, being paid for such Product (or similar products), as determined based on surveys of the three largest manufacturers (other than ARI) of such Product (or similar products, as the case may be). If there are fewer than three such manufacturers of such Product or of similar products at the time of such survey, the survey shall be of the maximum number of such manufacturers at such time.

          "Other Products" means all products manufactured by ARI, other than the Products, from time to time after the Effective Date.

          "Products" has the meaning set forth in Section 3(a).

          "Proposed Price" has the meaning set forth in Section 5.

          "Quarter", when used with respect to the First Period, means such First Period, and otherwise means any of the four successive three-month periods contained in any Forecast Period.

          "Regulatory Authorities" means the ICC, the DOT, the DOL, the AAR or any other governmental authority or industry agency or authority which has proper jurisdiction to regulate the ownership, leasing, operation, maintenance or use of covered hopper, tank or other railcars.

          "Specifications" has the meaning set forth in Section 3(a).

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          "Standard Purchase Order" means ACF's standard purchase
order as of the Effective Date, a copy of which is attached hereto as Exhibit B, or, if ARI uses a standard purchase order in its dealings with third parties, such standard purchase order as changed by ARI from time to time; provided, however, that to the extent that the terms of ARI's standard purchase order are less favorable to ACF than the terms of ACF's standard purchase order as of the Effective Date, "Standard Purchase Order" shall be deemed to incorporate such more favorable terms.

          "Sub-Suppliers" has the meaning set forth in Section 3(c).

          2. Term and Renewal. The term of this Agreement will begin as of the Effective Date and, subject to termination in accordance with Section 8(b), will continue until October 1, 1999, provided that: (i) ACF may, at its option (to be exercised by giving written notice to ARI at least six months prior to the date on which such term would otherwise end), not more than three (3) times, extend such term for an additional three (3) year period; and (ii) if the term is so extended by ACF three (3) times, the term will automatically be extended thereafter for additional three (3) year periods unless and until ACF gives ARI, or ARI gives ACF, written notice of termination at least six months prior to the date on which such term would otherwise end. The obligations of ACF and ARI under this Agreement arising during the term of this Agreement will survive the expiration or earlier termination of the term hereof.

          3. Purchase and Sale of Products. (a) Purchase and Sale. Pursuant to the terms and conditions set forth in this Agreement, ACF will purchase from ARI, and ARI will sell to ACF, the products that are manufactured by ARI as of the Effective Date at the Locations (as such term is defined in the Asset Transfer Agreement) as listed and described on Exhibit C hereto (collectively, the "Products"), in accordance with the specifications, if any, in respect of each Product set forth in the applicable Forecast or Adjustment (the "Specifications"). In addition, ARI shall sell to ACF such Other Products as are ordered by ACF, on terms not less favorable than the terms on which ARI sells such Other Products to third parties.

          (b) Third Parties. This Agreement shall not preclude either (i) ACF from purchasing from any person or entity any materials, supplies and products (including Products and products that are similar to the Products), and (ii) ARI from selling (subject to the provisions of Sections 3(a) and 5(c)) to any person or entity any materials, supplies and products (including Products, Other Products, products that are similar to the foregoing and any other products) so long as such materials, supplies and products do not use or incorporate any Licensed Information; provided, however, that ARI will give ACF priority over all third parties with respect to the manufacture and delivery of Products for so long as ACF is providing Forecasts in accordance with this Agreement and satisfying its obligations to purchase Products pursuant to the terms hereof.

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          (c)  Sub-Suppliers.  Notwithstanding any provision of this
Agreement to the contrary, ARI may agree with any one or more third parties ("Sub-Suppliers") for such Sub-Suppliers to take any action that is contemplated by this Agreement to be taken by ARI, including manufacturing Products, so long as ACF's rights under this Agreement are not adversely affected thereby.

          (d) Forecasts. Simultaneously with the execution and delivery of this Agreement by the parties hereto, ACF is giving to ARI a notice containing a forecast of ACF's Products requirements for calendar year 1995 (such notice being referred to herein as the "First Forecast"). On the first Business Day of October in each calendar year during the term of this Agreement, ACF will give a notice to ARI containing a forecast of ACF's Products requirements for the next following calendar year (such notices being referred to herein, collectively with the First Forecast, as "Forecasts"). Each Forecast will also specify the dates on which such Products are to be delivered to ACF. A Forecast will be binding on the parties hereto with respect to each Quarter in the Forecast Period to which such Forecast relates and will represent a firm commitment of ACF to purchase and of ARI to sell the Products specified therein on the terms specified therein (to the extent that such Forecast relates to periods during which this Agreement is in effect), unless (A) ACF delivers one or more Adjust-ments relating to any such Quarter in accordance with Section 3(e) or
(B) such Forecast is amended as contemplated by Section 3(f). Notwithstanding the immediately preceding sentence or any other provision of this Agreement, the First Forecast, when given by ACF to ARI, will be binding on the parties hereto to the extent it relates to the first Quarter of calendar year 1995 and will represent a firm commitment of ACF to purchase and of ARI to sell the Products specified therein in respect of such Quarter on the terms specified therein, subject to the provisions of Section 3(f).

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          (e)  Adjustments.  Throughout the term of this Agreement,
ACF may, at its option, no later than thirty (30) days prior to the commencement of any Quarter with respect to which a Forecast has been given by ACF in accordance with Section 3(d), change the forecast of the Products requirements (including changes in the list and volumes of Products) that was specified for such Quarter in such Forecast, by written notice to ARI (each such notice being referred to herein as an "Adjustment"). An Adjustment will be binding on the parties hereto and will represent a firm commitment of ACF to purchase and of ARI to sell the Products specified therein on the terms specified therein (to the extent that such Adjustment relates to periods during which this Agreement is in effect), unless (A) ACF changes any Adjustment by giving ARI one or more subsequent Adjustments with respect to, and at least thirty (30) days prior to the commencement of, the applicable Quarter or (B) such Adjustment is amended as contemplated by Section 3(f). An Adjustment given in accordance with this Section 3(e) may relate to any one or more Quarters in a Forecast Period.

          (f) Changes to Binding Forecasts and Binding Adjustments. Once a Forecast or an Adjustment becomes binding on the parties hereto in accordance with the provisions of Sections 3(d) and 3(e) (a "Binding Forecast" or a "Binding Adjustment", as the case may be), such Binding Forecast or Binding Adjustment, as the case may be, may be amended: (i) by ACF alone only to the extent permitted by the terms of the Standard Purchase Order; and (ii) by ACF and ARI to the extent they agree orally or in writing. If any Binding Forecasts or Binding Adjustments are amended orally in accordance with this Section 3(f), each of ACF and ARI will record the date and the substance of such amendment in its books in a manner consistent with such party's ordinary recordkeeping procedures.

          4. Delivery. ARI will deliver Products in such quantities and on or prior to such dates as are set forth in each Binding Forecast or Binding Adjustment (as amended in accordance with Section 3(f), if applicable). All deliveries will be F.O.B. to the ACF facility specified as the delivery point in the relevant Binding Forecast or Binding Adjustment (as amended in accordance with Section 3(f), if applicable). Notwithstanding anything to the contrary contained herein, to the extent ACF amends a Binding Forecast or Binding Adjustment as contemplated in clause (i) of Section 3(f), ARI may change the time for performance of such Binding Forecast or Binding Adjustment to the extent, if any, contemplated by, and in a manner consistent with, the Standard Purchase Order, but in any event subject to Section 5(c).

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          5.   Payment.  (a) Prices; Changes in Price.
Subject to and in accordance with the provisions of this Agreement, ACF will pay ARI a price in respect of each unit of each Product equal to the sum of: (A) in respect of each Forecast Period other than the First Period, the Estimated Cost of such Product, and in respect of the First Period, the ACF Cost of such Product; and (B) an amount equal to the product of: (i) such Estimated Cost or ACF Cost, as applicable; and (ii) the Applicable Gross Profit Percentage in respect of such Product. Within forty-five (45) days of each date on which ACF gives ARI a Forecast, ARI will furnish to ACF a written statement specifying the Estimated Cost of each Product ordered by ACF in such Forecast.

          Within the first sixty (60) days of each Forecast Period other than the First Period, ACF and ARI will negotiate in good faith to agree on the Applicable Gross Profit Percentage in respect of each Product for such Forecast Period.

          Subject to the provisions contained in this Section 5(a), ARI may, no more than twice annually, propose increasing the price of any Product if: (i) ARI's costs for raw materials used to manufacture such Product increase; or (ii) other than as permitted by the Standard Purchase Order, ACF reduces the aggregate volumes of Product specified in any Binding Forecast or Binding Adjustment (as amended in accordance with Section 3(f), if applicable) by more than twenty percent (20%), measured by number of units. At least sixty (60) days prior to the date on which any proposed price increase is to become effective, ARI will give notice to ACF of the proposed new price (the "Proposed Price") and the proposed effective date therefor. Such notice to ACF will include reasonable evidence of the then-current Market Price for the applicable Product and, if applicable, reasonable evidence of the increased raw material costs. The Proposed Price will become effective on the proposed effective date specified in such notice unless ACF objects in writing to the Proposed Price or to the evidence contained in such notice within ten (10) days after ARI gives ACF such notice; in such event, ACF and ARI will negotiate in good faith to agree on the price for such Product at such time.

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          Notwithstanding any provision of this Agreement to the
contrary: (i) in no event will the price for any Product supplied hereunder exceed at any time the then-current Market Price of such Product; and (ii) to the extent ACF amends a Binding Forecast or Binding Adjustment as contemplated in clause (i) of Section 3(f), ARI may, to the extent, if any, contemplated by, and in a manner consistent with, the Standard Purchase Order (but in any event subject to Section 5(c) and the foregoing clause (i) of this sentence), increase the price of the Products to which such amendment relates unless ACF objects to such increase within ten (10) days of ARI's notice to ACF thereof, in which case ACF and ARI will negotiate in good faith to agree on the amount, if any, of such increase.

          (b) Invoices. ARI will invoice ACF quarterly for Products sold and delivered in accordance with this Agreement and ACF will pay all invoiced amounts within thirty (30) days after ACF's receipt of each such invoice, subject to: (i) any adjustment to prices contemplated in Sections 5(a), 5(c) or 7(d); and (ii) offset by ACF in respect of aggregate amounts then owed and unpaid by ACF to ARI pursuant to any agreement to which ACF and ARI are parties.

          (c) Favorable Terms. If, at any time during the term of this Agreement, ARI provides any Product to a party other than ACF on terms (including price) more favorable than those being offered to ACF in respect of such Product, ARI will promptly notify ACF in writing of such more favorable terms and will offer and make available to ACF such more favorable terms in respect of such Product for so long as such more favorable terms are being provided to any party other than ACF.

          6. Representations and Warranties. Each of ACF and ARI represents and warrants to the other as follows:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey (in the case of ACF) and Missouri (in the case of ARI). It has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.

          (b) This Agreement has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium, marshalling or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

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          (c)  Neither the execution and delivery by it of this
Agreement nor the performance by it of its obligations hereunder will:
(i) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or permit the termination of, or constitute a default under, or cause the acceleration of the maturity of, any agreement, debt or obligation of any nature of it or to which it is a party or bound; (ii) require the consent of any party to any agreement, instrument or commitment to which it is a party or to which it or its properties is bound; (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court, Regulatory Authority or other governmental agency or authority to which it is subject; or (iv) result in the creation of any lien or security interest or other encumbrance on its assets, which, in the case of clauses (i), (ii), (iii), or (iv) would cause the transactions contemplated by this Agreement not to be consummated or which would have a material adverse effect on the business, financial condition or operations of the other party to this Agreement.

          (d) No consent, approval or authorization of, or declaration, filing or registration with, any Regulatory Authority or other governmental agency or authority is required to be made or obtained by it in connection with the execution, delivery and performance of this Agreement, the performance by it of its obliga-tions hereunder or the consummation of the transactions contemplated hereby, the failure of which to have been made or obtained would have a material adverse effect on the ability of such party to perform its obligations hereunder or on the business, financial condition or operations of either party to this Agreement.

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          7.   Quality Control.

          (a) Covenants of ARI. All Products supplied hereunder will, when supplied to ACF, comply with all of the seller's warranties set forth in the Standard Purchase Order.

          (b) Access to Facilities. Upon ACF's written request given at least two (2) Business Days in advance, ARI will provide ACF with access to ARI's facility, during normal business hours, for the purpose of observing production of Products for delivery hereunder and confirming compliance with ARI's manufacturing obligations hereunder.

          (c) Changes in Manufacturing. ARI may make changes in its manufacturing procedures, provided that such changes do not result in a violation of the terms of this Agreement or applicable federal, state or local laws, rules and regulations.

          (d) Changes in Specifications. If a change in the Specifications is required by a Change of Law or is otherwise agreed to by ARI and ACF, ARI will cause the Products to conform to the Specifications as so changed, as promptly, and in the most cost-efficient manner, as possible. In such event, ACF and ARI will cooperate in good faith to determine the extent, if any, to which doing so requires changes in the prices for Products or in the delivery dates therefor. If ACF and ARI are unable to agree on such changes, if any, to prices and delivery dates, they will together designate a third party that is capable of making such determination; if ACF and ARI cannot agree on such a third party, then each of ACF and ARI will designate a third party that is capable of making such determination, and such third parties will together designate another third party that is capable of making such determination. The determination of such other third party will be final and binding on ACF and ARI. The reasonable costs and expenses of such third party will be shared equally by ACF and ARI. All documented obsolescence costs attributable to such change in Specifications will be borne by ACF.

          8. Events of Default; Remedies. (a) Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement:

          (i) the failure by either party to pay when due any amount payable by it hereunder unless such failure shall have been remedied within thirty (30) days after receipt by the defaulting party of notice thereof from the other party;

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         (ii)  default shall be made in the due observance or
performance of any covenant contained in Sections 3(a), 3(b), 3(c), 4, 5(c) or 7 to be observed or performed by either party hereunder, and such default shall not have been remedied within ten (10) days after receipt by the defaulting party of notice thereof from the other party hereto;

         (iii) default shall be made in the due observance or performance of any covenant to be observed or performed by either party hereunder, other than (A) any covenant to make payments referred to in clause (i) of this Section 8(a) and (B) the covenants referred to in clause (ii) of this Section 8(a), and such default shall not have been remedied within thirty (30) days after receipt by the defaulting party of notice thereof from the other party hereto;

          (iv)  any representation or warranty made    herein shall
prove to have been false or misleading as of the time made or furnished in any material respect;

          (v) the commencement of any case or proceeding against either party (i) under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) seeking to adjudge such party a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of such party under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such party or of any substantial part of the property of, or ordering the winding up or liquidation of the affairs of such party, and (A) the entry of an order for relief in any of the foregoing or any such adjudication or appointment shall occur or (B) the continuance of any such case or proceeding undismissed, undischarged or unbonded for a period of sixty (60) consecutive days;

          (vi) the commencement by either party of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such party to the entry of a decree or order for relief in respect of such party in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such party or the filing by such party of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by such party to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trust, sequestrator or similar official of such party or of any substantial part of such party's property, or the making by such party of an assignment for the benefit of creditors, or the admission by such party in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such party in furtherance of any such action.

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          (b)  Remedies Upon Default.  Upon the occurrence and during the continuation of any Event of Default, the non-defaulting party, in its sole discretion, may: (i) terminate the term of this Agreement by notice to the defaulting party, which termination shall be effective as of the date of such notice or such later date, in the discretion of the non-defaulting party, as such notice may specify; (ii) proceed by appropriate court action to enforce performance of this Agreement by the defaulting party; and/or (iii) sue to recover actual direct damages (but not consequential damages) which result from a breach hereof, and such defaulting party shall bear the other party's costs and expenses, including reasonable attorneys' fees, in securing such enforcement or damages.

          (c)  Other Remedies of ACF.   Notwithstanding anything to
the contrary in this Agreement, if ARI fails to sell Products to ACF in accordance with this Agreement or if any Product supplied hereunder is defective or otherwise does not meet the Specifications therefor, then ACF will have all of the rights and remedies that are afforded to a buyer pursuant to the terms of the Standard Purchase Order.

          (d) Remedies Cumulative. Each and every right, power and remedy herein specifically given to ACF or ARI shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law or in equity, and each and every right, power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by ACF or ARI, as the case may be. All such rights, powers and remedies shall be cumulative, and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of ACF or ARI in the exercise of any such right, power or remedy and no extension of time for any payment due hereunder shall impair any such power or shall be construed to be a waiver of any default or an acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted by either ACF to ARI or ARI to ACF shall not otherwise alter or affect the respective rights and obligations of ACF and ARI. The acceptance by ACF or ARI of any payment after it shall have become due hereunder shall not be deemed to alter or affect the respective rights and obligations of ACF and ARI with respect to any subsequent payments or defaults hereunder.

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
          9. Records and Inspection. ARI will assure that all records relating to the manufacture and quality control of each shipment of Products are retained and are available to ACF for a period of not less than five (5) years from the date of delivery to ACF of such shipment of Products. At any time and from time to time during the term of this Agreement, ACF may, by giving written notice to ARI at least two (2) Business Days in advance, examine ARI's books and records and make copies thereof and extracts therefrom, during normal business hours, in order to confirm the prices for Products (including any estimates or calculations by ARI and the basis therefor).

          10. Indemnification. (a) ARI shall defend, indemnify and hold ACF harmless from and against any and all costs and expenses (including reasonable attorneys' fees) attributable to third party claims or suits for any damages: (i) resulting from ARI's delivery to ACF of (A) any defectively designed Product, if such Product was designed by ARI or (B) any defectively manufactured Product; (ii) ARI's bad faith, willful misconduct, recklessness or negligence; or
(iii) which claims or suits are independent of the transactions contemplated by this Agreement.

          (b) If any party to be indemnified is entitled to indemnification hereunder based upon a claim asserted by a third party, the indemnifying party shall be given prompt notice thereof in reasonable detail; provided, however, the failure to give prompt notice shall not relieve the indemnifying party of any liability hereunder, except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right (without prejudice to the right of any party to be indemnified to participate at its expense through counsel of its own choosing) to defend such claim at its expense and through counsel of its own choosing which is

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
reasonably acceptable to the party to be indemnified if the indemni-fying party gives notice of its intention to do so not later than twenty (20) days following its receipt of notice of such claim from the party to be indemnified (or such shorter time period as is required so that the interests of the party to be indemnified would not be materially prejudiced as a result of its failure to have received such notice from the indemnifying party); provided, however, that if the defendants in any action shall include both an indemni-fying party and a party to be indemnified and the party to be indemni-fied shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the party to be indemnified, the party to be indemnified shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. The indemnifying party shall not have the power to bind the indemnified party, without the indemnified party's prior written consent, which shall not be unreasonably withheld or delayed, with respect to any settlement pursuant to which anything is required other than the payment of money and then only to the extent that the indemnifying party shall make full payment of such money. If the indemnifying party does not so choose to defend any such claim asserted by a third party for which the party to be indemnified would be entitled to indemnification hereunder, then the party to be indemnified shall be entitled to recover from the indemnifying party, on a monthly basis, all of its reasonable attorneys' fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. If the indemnifying party assumes the defense of any such claim, the indemnifying party will hold the party to be indemnified harmless from and against any and all damages arising out of any settlement approved by such indemnifying party or any judgment in connection with such claim or litigation. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this Section 10, the party to be indemnified shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained herein, an indemnifying party will not be liable for any settlement of a claim effected without its prior written consent.

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
          (c) The indemnifying party and the party to be indemnified shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The party to be indemnified shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except as otherwise specified in this Section 10, each party shall bear its own fees and expenses incurred pursuant to this Section 10.

          (d) The indemnity obligations of the parties pursuant to this Section 10 (including obligations to indemnify against third party claims made after the expiration or termination of the term of this Agreement) shall survive forever the expiration or termination of the term of this Agreement.

          11. Trade Names and Trademarks. Each party hereto hereby acknowledges that it does not have, and will not acquire, any interest in any of the other party's trademarks or trade names appearing on the labels or packaging materials for the Products, unless otherwise expressly agreed.

          12. Conflict in Terms. To the extent, if any, that there is a conflict between the provisions of the Standard Purchase Order and the provisions of this Agreement, the provisions of this Agreement shall govern.

          13. Force Majeure. Neither party hereto shall be deemed to be in breach or in violation of this Agreement if such party is prevented from performing any of its obligations hereunder for any reason beyond its reasonable control, including acts of God, riots, strikes, labor disputes affecting supplies, fires, floods, explosions, storms, wars, insurrections, public disturbances or any regulation of any Federal, state or local government or any agency thereof.

          14. Entire Agreement; Modification and Waiver. This Agreement (including the recitals herein and any schedules or exhibits hereto, each of which is an integral part of this Agreement) sets forth the entire agreement and understanding between ACF and ARI with respect to the subject matter hereof. This Agreement may not be changed, altered, modified or amended in any respect without a writing to that effect, signed by both of the parties hereto. Failure of a party to enforce one or more of the provisions of this Agreement or to exercise any option or other rights hereunder or to require at any time performance of any of the obligations hereof shall not in any manner be construed (a) to be a waiver of such provisions by such party, (b) to affect the validity of this Agreement or such party's right thereafter to enforce each and every provision of this Agreement, or (c) to preclude such party from taking any other action at any time which it would be legally entitled to take.

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
          15. Communications. Except as otherwise specified in this Agreement, all notices, requests, demands, consents, approvals, reports, statements and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) upon receipt when delivered by hand, overnight delivery service or facsimile transmission with respect to which receipt has been acknowl-edged or (b) three (3) Business Days after mailing, by registered or certified mail, postage prepaid, return receipt requested, and ad-dressed to the party for whom intended at the following addresses or such changed address as such parties may have fixed by notice:

          To ACF:

          ACF Industries, Incorporated
          3301 Rider Trail South
          Earth City, Missouri  63045-1393
          Attention:  Chief Financial Officer
          Telecopy No.:  (314) 344-4216
          Telephone No.:  (314) 344-4500

          with a required copy to:

          Gordon Altman Butowsky Weitzen
            Shalov & Wein
          114 West 47th Street
          New York, New York  10036
          Attention:  Douglas S. Rich, Esq.
          Telecopy No.:  (212) 626-0799
          Telephone No.:  (212) 626-0836

PAGE

          To ARI:

          American Railcar Industries, Inc.
          3301 Rider Trail South
          Earth City, Missouri  63045-1393
          Attention:  President
          Telecopy No.:  (314) 344-4213
          Telephone No.:  (314) 344-4200

          with a required copy to:

          Gordon Altman Butowsky Weitzen
            Shalov & Wein
          114 West 47th Street
          New York, New York  10036
          Attention:  Douglas S. Rich, Esq.
          Telecopy No.:  (212) 626-0799
          Telephone No.:  (212) 626-0836

provided, however, that any notice of change of address shall be effective only upon receipt.

          16. Governing Law. In accordance with Section 5-1401 of the New York General Obligation Law, the parties hereto agree that this Agreement shall be governed by and construed and enforced under the laws of the State of New York.

          17. Severability. Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. In addition, in the event of any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision which is held or determined to be prohibited or unenforceable, as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by the law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.

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
          18. Headings and Terms. Headings to Sections contained herein are for convenience and reference purposes only and are not to be given any substantive effect or meaning. Any term herein defined in the singular shall have a corresponding meaning when used in the plural and the converse applies. All references to Sections are references to sections of this Agreement except as otherwise specified.

          19. Disjunctive. As used in this Agreement, unless the context requires otherwise, the word "or" shall have the conjunctive as well as disjunctive meaning and refers to alternatives that are not necessarily exclusive. As used in this Agreement, references to "include" and similar terms shall be construed as if followed by the phrase "without limitation."

          20. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that no assignment hereof by ACF or ARI or transfer of any party's rights or obligations hereunder whether by operation or law or otherwise shall be valid and effective as against ARI or ACF without the prior consent of both ARI and ACF, which consent shall not be unreasonably withheld or delayed.

          21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          22. Costs. Except as otherwise specified herein, each party shall bear its own costs and expenses relating to the transactions contemplated by this Agreement.

PAGE

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                         ACF INDUSTRIES, INCORPORATED



                         By: /s/ James J. Unger
                         Name: James Unger
                         Title: President


                         AMERICAN RAILCAR INDUSTRIES, INC.



                         By: /s/ Roger Wynkoop
                         Name: Roger Wynkoop
                         Title: Vice President

PAGE

                               EXHIBIT A


          During the First Period, all Applicable Gross Profit
Percentages will be set as follows:

All Products from Corbitt Manufacturing, a division of Corbitt Holding Corporation ("Corbitt Manufacturing"):

     Applicable Gross Profit Percentage to be determined by Corbitt Manufacturing based on the actual cost of manufacture by Corbitt Manufacturing and price paid by ACF as of the Effective Date for each product manufactured at Corbitt Manufacturing's manufacturing facility for the Product.

All Products from Southwest Steel Casting Company:

     [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL
     TREATMENT REQUESTED]%) of actual manufacturing costs of each Product as of the Effective Date.

All Products from Jackson, Missouri manufacturing facility:

     [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL
     TREATMENT REQUESTED%) of actual manufacturing costs of each Product as of the Effective Date.


          Following the First Period, all Applicable Gross Profit
Percentages will be set as contemplated by Section 5(a).

PAGE

                         EXHIBIT C

EXHIBIT C
to SUPPLY AGREEMENT


General description of items sold by Corbitt Mfg. to ACF Industries:

Aluminum Castings:

               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]




Fabricated Steel:

               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]


Fabricated Stainless Steel:

               [CONFIDENTIAL TREATMENT REQUESTED]

PAGE

EXHIBIT C
TO SUPPLY AGREEMENT


TO:       HARRY McKINGTRY - ACF

FROM:     JOHN GLEGHORN - SWS

SUBJECT:  ACF PARTS MANUFACTURED BY SOUTHWEST STEEL

THE FOLLOWING IS THE LISTING OF PARTS WE MANUFACTURE FOR THE ACF
LOCATIONS.

                PATT #             DESCRIPTION
               --------       -----------------------
HUNTINGTON     [CONFIDENTIAL TREATMENT REQUESTED]

MILTON         [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]
               [CONFIDENTIAL TREATEMENT REQUESTED]

ST. CHARLES    [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]
               [CONFIDENTIAL TREATMENT REQUESTED]